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                                                                    EXHIBIT 11.1



                         THE CHARLES SCHWAB CORPORATION

                        Computation of Earnings Per Share
                    (In thousands, except per share amounts)

                                                                           Year Ended December 31,

                                                                    1996            1995            1994
                                                                    ----            ----            ----

NET INCOME                                                        $233,803        $172,604        $135,343
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SHARES
    PRIMARY:
    Weighted-average number of common shares outstanding           173,976         172,285         169,953
    Common stock equivalent shares related to option plans           5,425           6,191           5,253
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    Weighted-average number of common and
        common equivalent shares outstanding                       179,401         178,476         175,206
==========================================================================================================
    FULLY DILUTED:
    Weighted-average number of common shares outstanding           173,976         172,285         169,953
    Common stock equivalent shares related to option plans           5,598           6,577           5,388
----------------------------------------------------------------------------------------------------------
    Weighted-average number of common and
        common equivalent shares outstanding                       179,574         178,862         175,341
==========================================================================================================

PRIMARY/FULLY DILUTED EARNINGS PER SHARE                          $   1.30        $    .97        $    .77
==========================================================================================================